                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                  COMPUTATION OF NET INCOME PER COMMON SHARE
                    For the three months ended September 30,
                                (Unaudited)
                                             (In thousands, except share
                                                and per share amounts)

                                                  1994            1993
                                              -----------     -----------
PRIMARY
- - -------
Net income applicable to common stock          $   17,100     $   13,665
                                               ----------     ----------
Weighted average number of shares of
  common stock outstanding during the
  period                                        22,397,516     22,362,668
Common stock under stock option grants              19,103         35,825
                                               -----------    -----------
  Average shares                                22,416,619     22,398,493
                                               -----------    -----------
Primary net income per common share            $       .76    $       .61
                                               -----------    -----------

FULLY DILUTED
- - -------------
Net income applicable to common stock          $    17,100    $    13,665

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax           372            374
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                         (51)           (60)
    Add tax benefit associated with dividends
     paid on (1) allocated common shares in
     1994 and (2) allocated and unallocated
     shares in 1993, assuming ESOP was a
     common stock plan                                  34             20
                                               -----------    -----------
Adjusted income applicable to common stock     $    17,455    $    13,999
                                               -----------    -----------

Weighted average number of shares of
  common stock outstanding during the
  period                                        22,397,516     22,362,668

Number of equivalent common shares
  attributable to ESOP                           1,426,502      1,437,749

Common stock under stock option grants              19,103         35,953
                                               -----------    -----------
  Average shares                                23,843,121     23,836,370
                                               -----------    -----------
Fully diluted net income per common share      $       .73    $       .59
                                               -----------    -----------


                                       36

                      CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                    COMPUTATION OF NET INCOME PER COMMON SHARE
                      For the nine months ended September 30,
                                   (Unaudited)
                                             (In thousands, except share
                                                and per share amounts)

                                                  1994           1993
                                             -----------      -----------
PRIMARY
- - -------
Net income applicable to common stock         $    37,449     $    32,233
                                              -----------     -----------
Weighted average number of shares of
  common stock outstanding during the
  period                                       22,396,166      22,342,369

Common stock under stock option grants             20,995          41,339
                                              -----------     -----------
  Average shares                               22,417,161      22,383,708
                                              -----------     -----------
Primary net income per common share           $      1.67     $      1.44
                                              -----------     -----------

FULLY DILUTED
- - -------------
Net income applicable to common stock         $    37,449     $    32,233

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax        1,116           1,123
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                       (162)           (189)
    Add tax benefit associated with dividends
     paid on (1) allocated common shares in
     1994 and (2) allocated and unallocated
     shares in 1993, assuming ESOP was a
     common stock plan                                 89              54
                                              -----------     -----------
Adjusted income applicable to common stock    $    38,492     $    33,221
                                              -----------     -----------

Weighted average number of shares of
  common stock outstanding during the
  period                                       22,396,166      22,342,369

Number of equivalent common shares
  attributable to ESOP                          1,427,627       1,437,947

Common stock under stock option grants             20,995          43,414
                                              -----------     -----------
  Average shares                               23,844,788      23,823,730
                                              -----------     -----------
Fully diluted net income per common share     $      1.61     $      1.39
                                              -----------     -----------




                                       37